Exhibit 99.1

Arbinet Announces 2004 Financial Results

Company Reports Record Q4 Fee Revenues of $12.5 Million

Achieves Q4 Adjusted Net Income of $2.5 Million

New Brunswick, NJ, February 17, 2005 - Arbinet-thexchange, Inc. (NASDAQ: ARBX), the world’s leading electronic market for trading, routing, and settling communications capacity, reported record financial results for its fourth quarter and full year ended December 31, 2004.

Fourth quarter 2004 fee revenues were $12.5 million, an increase of 41% over the $8.9 million in the fourth quarter 2003. Fourth quarter 2004 net income was $6.0 million, an increase of 350% over the $1.3 million in the fourth quarter 2003. The fourth quarter 2004 included a charge for litigation settlement and related legal expenses of $3.4 million and a one-time gain of $7.2 million and non-cash interest expense of $0.4 million associated with a series of preferred stock that was redeemed in connection with Arbinet’s December 2004 initial public offering. Fourth quarter adjusted net income was $2.5 million, an increase of 89% over the $1.3 million in the fourth quarter 2003.

For the full year 2004, Arbinet generated fee revenues of $44.7 million, an increase of 32% over the $34.0 million in 2003. Full year net income was $7.9 million, compared to a five thousand dollar net loss in 2003. Full year 2004 adjusted net income was $6.5 million, compared to a five thousand dollar adjusted net loss in 2003.

“Our strong fourth quarter results highlight Arbinet’s solid growth throughout the year,” said Curt Hockemeier, Arbinet’s president and chief executive officer. “Communications providers’ desire to better manage operating costs and improve margins continues to create a strong value proposition for our services as well as new services in development. I am proud of what the Arbinet team has accomplished in 2004 and I look forward to working with our team to deliver the best value we can for all of our members around the world in 2005.”

Operating Metrics

Members – Arbinet ended 2004 with 360 Members of its voice exchange, 26% more than the 285 Members at end of year 2003.

Minutes volume – Arbinet Members bought and sold 3.0 billion and 10.5 billion minutes on Arbinet’s marketplace in the fourth quarter and full year 2004 respectively, up 43% and 31% from 2.1 billion and 8.0 billion minutes in the fourth quarter and full year 2003 respectively.

Other Developments

Scott Blackwell recently joined Arbinet as senior vice president sales, with responsibility for voice and data. He was most recently executive vice president sales at Totality, a leading provider of customer infrastructure management. Prior to Totality, Mr. Blackwell was vice president of Eastern U.S. sales at Exodus Communication, an Internet system and network management solutions company.

Business Outlook

For the full year 2005, Arbinet expects fee revenues to be within the range of $58 million to $64 million, and net income to be within the range of $19 million to $23 million, excluding any effects for FASB 123 (R) Share-Based Payment, that requires companies to expense the value of employee stock options.

Quarterly Conference Call

Arbinet will host a conference call to discuss fourth quarter and full year 2004 results at 5:00 p.m. Eastern Standard Time today. A live webcast of the conference call can be accessed through the company’s Investor Relations website at http://investor.arbinet.com. In addition, an archive of the webcast will be accessible through the same link.

About Adjusted Net Income

To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), Arbinet uses adjusted net income which is adjusted from net income to exclude certain items. The adjusted net income is provided to enhance an overall understanding of our current financial performance. We have excluded items which are either non-recurring or unusual in nature. Adjusted net income is not intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP. The accompanying tables have more details on Arbinet’s net income and the reconciliation to adjusted net income.

About Arbinet

Arbinet is the leading electronic market for trading, routing and settling communications capacity. Members of the exchange, consisting primarily of communications service providers, anonymously buy and sell voice calls and Internet capacity based on route quality and price through its centralized, efficient and liquid marketplace. Members place orders through a web-based interface. Its fully automated, highly scalable trading platform matches these orders using proprietary software and delivers them through state-of-the-art facilities.

Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), including statements about the Company’s growth and future operating results. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including: members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange and mobile on thexchange services); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; competitive factors; system failures, human error and security breaches could cause the Company to lose members and expose it to liability; future government regulation; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Registration Statement on Form S-1 it has filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

120 Albany St. Tower II, Suite 450, New Brunswick, NJ 08901

phone: 732-509-9100, fax: 732-509-9101

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© Copyright 2005 by Arbinet-thexchange, Inc.

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2003	2004
Trading revenues	$97,495,070	$133,175,192
Fee revenues	8,917,075	12,536,770

Total revenues	106,412,145	145,711,962
Cost of trading revenues	97,495,371	132,892,935

	8,916,774	12,819,027

Costs and expenses
Operations and development	2,732,729	3,893,634
Sales and marketing	1,123,110	1,736,565
General and administrative	2,078,552	2,728,937
Depreciation and amortization	1,368,515	2,549,672
Litigation settlements		2,825,021

Total costs and expenses	7,302,906	13,733,829

Income from operations	1,613,868	(914,802)

Interest income	76,930	92,192
Interest expense	(365,600)	(610,783)
Other income, net	6,088	7,427,259

Net income	$1,331,286	$5,993,866

Preferred stock dividends and accretion	(1,899,359)	(1,500,726)

Net (loss) income attributable to common stockholders	$(568,073)	$4,493,140

Earnings per share
Basic	$(0.28)	$0.72

Diluted	$(0.28)	$0.54

Pro forma diluted	$0.06	$0.27

Weighted average number of common shares
Basic	2,049,025	6,210,720
Diluted	2,049,025	8,251,519
Pro forma diluted	21,331,892	22,472,359

Adjusted net income (1):
Net income	$1,331,286	$5,993,866
Add: Litigation settlements	—	2,825,021
Add: Legal expenses associated with litigation settlements		561,267
Less: Gain on payback of Series B preferred stock	—	(7,223,766)
Add: Non cash interest expense	—	353,304

Adjusted net income:	$1,331,286	$2,509,692

(1)	To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), Arbinet uses adjusted net income which is adjusted from net income to exclude certain items. The adjusted net income is provided to enhance an overall understanding of our current financial performance. We have excluded items which are either non-recurring or unusual in nature. Adjusted net income is not intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2004
Trading revenues	$369,989,619	$475,231,245
Fee revenues	33,958,652	44,734,469

Total revenues	403,948,271	519,965,714
Cost of trading revenues	369,972,234	474,916,419

	33,976,037	45,049,295

Costs and expenses
Operations and development	10,881,862	13,437,734
Sales and marketing	4,712,839	5,673,789
General and administrative	9,588,015	9,344,634
Depreciation and amortization	7,203,682	9,266,416
Litigation settlements	—	3,675,021

Total costs and expenses	32,386,398	41,397,594

Income from operations	1,589,639	3,651,701

Interest income	341,786	287,671
Interest expense	(1,967,795)	(2,792,323)
Other income, net	31,779	6,717,593

Net income (loss)	$(4,591)	$7,864,642

Preferred stock dividends and accretion	$(8,005,573)	(6,678,541)

Net (loss) income attributable to common stockholders	$(8,010,164)	$1,186,101

Earnings per share
Basic	$(4.13)	$0.35

Diluted	$(4.13)	$0.21

Pro forma diluted	$(0.00)	$0.36

Weighted average number of common shares
Basic	1,940,835	3,367,848
Diluted	1,940,835	5,629,615
Pro forma diluted	18,931,969	21,924,391

Adjusted net income (loss) (1):
Net income (loss)	$(4,591)	$7,864,642
Add: Litigation settlements	—	3,675,021
Add: Legal expenses associated with litigation settlements		561,267
Less: Gain on payback of Series B preferred stock	—	(7,223,766)
Add: Non cash interest expense	—	1,610,674

Adjusted net income (loss):	$(4,591)	$6,487,838

(1)	To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), Arbinet uses adjusted net income which is adjusted from net income to exclude certain items. The adjusted net income is provided to enhance an overall understanding of our current financial performance. We have excluded items which are either non-recurring or unusual in nature. Adjusted net income is not intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2003	2004
Assets
Current Assets:
Cash and cash equivalents	$17,147,245	$53,532,660
Trade accounts receivable, net	19,177,272	27,351,810
Other current assets	1,882,732	2,369,746

Total current assets	38,207,249	83,254,216

Property and equipment, net	22,072,904	24,689,053
Security deposits	2,562,396	2,469,970
Intangible assets, net	—	1,862,772
Goodwill	—	2,170,236
Other assets	685,318	420,693

Total Assets	$63,527,867	$114,866,940

Liabilities & Stockholders’ Equity (Deficit)
Current Liabilities:
Loan payable - current portion	$4,214,277	$765,658
Capital lease obligations-current portion	2,736,693	1,158,365
Accounts payable	10,966,151	15,645,826
Deferred revenue	3,609,494	4,314,006
Accrued expenses and other current liabilities	6,477,995	9,209,488

Total current liabilities	28,004,610	31,093,343

Loan Payable - long term	8,717,640	910,321
Capital Lease - long-term	1,967,277	808,860
Other long-term liabilities	7,566,225	6,580,791

Total Liabilities	46,255,752	39,393,315

Series A-1 Preferred Stock	8,213,275	—
Series B and B-1 Preferred Stock	20,838,090	—
Series C-1 Preferred Stock	20,838,090	—
Series E Preferred Stock	43,536,702	—
Series E-1 Preferred Stock	10,375,854	—

Commitments & Contingences	—	—

Stockholders’ Equity (Deficit)
Series D Preferred Stock	1,196	—
Series D-1 Preferred Stock	57,235	—
Common Stock	2,188	24,584
Additional Paid-In Capital	22,453,176	176,309,056
Stockholders’ loans	(1,426,272)	—
Deferred Compensation	(244,838)	(160,707)
Accumulated other comprehensive loss	(433,751)	(350,571)
Accumulated Deficit	(106,938,830)	(99,074,188)
Treasury Stock	—	(1,274,549)

Total Stockholders’ Equity (Deficit)	(86,529,896)	75,473,625

Total Liabilities & Stockholders’ Equity (Deficit)	$63,527,867	$114,866,940